UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

Warby Parker Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40825 (Commission File Number)	80-0423634 (IRS Employer Identification No.)

233 Spring Street, 6th Floor East New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

(646) 847-7215

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WRBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, the Board of Directors (the “Board”) of Warby Parker Inc. (the “Company”) appointed Adrian Mitchell as Chief Financial Officer of the Company, effective as of February 10, 2026 (the “Effective Date”). On the Effective Date, Mr. Mitchell will also assume the roles of principal financial officer and principal accounting officer of the Company, to succeed Dave Gilboa, who had previously assumed these roles on an interim basis. Mr. Gilboa will continue as Co-Chief Executive Officer of the Company.

Mr. Mitchell, 52, brings more than 25 years of experience scaling leading consumer and retail businesses. Most recently, he served as Chief Operating Officer and Chief Financial Officer of Macy’s, Inc. until June 2025. Mr. Mitchell joined Macy’s, Inc. as Chief Financial Officer in November 2020 and took on the additional role of Chief Operating Officer in March 2023. Prior to joining Macy’s, Inc., Mr. Mitchell was Managing Director and Partner at Boston Consulting Group from 2017 to 2020. From 2016 to 2017, he served as Chief Executive Officer of Arhaus, a home furnishings retailer. Prior to his tenure at Arhaus, Mr. Mitchell held positions of increasing responsibility at Crate and Barrel, including as Chief Financial Officer, Chief Operating and Chief Financial Officer, and interim Chief Executive Officer. He held management positions at Target Corporation from 2007 to 2010. Mr. Mitchell began his career and spent approximately 10 years at McKinsey & Company, Inc., where he co-founded the North American Lean Operations Retail Practice. He currently serves on the Board of Directors of Stanley Black & Decker, Inc. and is a former board member of Recreational Equipment Inc. (REI). Mr. Mitchell holds a Master of Business Administration from Harvard Business School and a Bachelor of Science in Chemical Engineering from Louisiana State University.

The Company and Mr. Mitchell have entered into an employment offer letter, dated January 31, 2026, in connection with Mr. Mitchell’s appointment as Chief Financial Officer (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Mitchell is eligible for the following compensation: (i) an annual base salary of $530,000; (ii) equity awards, subject to approval by the Board or its Compensation Committee, comprised of: (a) an equity award with an annualized value of $2,700,000, prorated based on the number of days remaining in the calendar year after the Effective Date, of which 50% will be time-based restricted stock units and 50% will be performance stock units; and (b) a one-time sign-on equity award of time-based restricted stock units valued at $1,000,000; and (iii) an annual travel allowance of $75,000. Mr. Mitchell will also be eligible to participate in the Company’s annual performance-based bonus program, with a target bonus of 65% of his annual base salary, prorated for actual time worked in the applicable fiscal year and settled in the form of fully vested restricted stock units, provided that Mr. Mitchell remains employed at the Company at the time bonuses are awarded for such fiscal year.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

There are no arrangements or understandings between Mr. Mitchell and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Mitchell and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Mitchell is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 9, 2026, the Company issued a press release announcing the leadership change described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by the Company dated February 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARBY PARKER INC.

Dated: February 9, 2026	By:	/s/ Chris Utecht
Chris Utecht
SVP, General Counsel & Secretary